UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2008, Ms. Myung Hee Hyun submitted her resignation as Senior Vice President and Chief Operating Administrator of Nara Bancorp, Inc. (the “Company”) and its subsidiary Nara Bank, effective as of November 30, 2008. Ms. Hyun was included as a named executive officer in the Company’s 2008 Form 14A filings.

The Company is reviewing both internal and external replacement candidates for the position. During the transition period, Ms. Joanne Kim and Ms. Jinny Moon, both of whom are First Vice Presidents and Operations Administrators in the Western Region, and Ms. Catherine Suh, First Vice President and Operations Administrator in the Eastern Region, will work with Executive Management to oversee key back office operations decisions being made at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: November 19, 2008	/s/ Alvin D. Kang
Alvin D. Kang Executive Vice President and Chief Financial Officer